EXHIBIT 10.10

CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this “Agreement”) is made effective for all purposes and in all respects as of the date set forth below, by and between (i) webMethods, Inc., a Delaware corporation (the “Corporation”) and (ii) Phillip Merrick (“Consultant”).

     WHEREAS, the Corporation desires to engage Consultant to perform certain duties as shall be assigned to Consultant by the Corporation from time to time;

WHEREAS, Consultant desires to be so engaged by the Corporation;

     WHEREAS, the Corporation and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings; and

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. Duties of Consultant. Consultant shall undertake and assume the responsibility of performing for and on behalf of the Corporation such duties as shall be assigned to Consultant by the Chief Executive Officer of the Corporation, subject to the availability of Consultant and the other limitations set forth herein; provided, that Consultant shall make himself available for at least twenty (20) hours per month. Consultant covenants and agrees that, at all times during the term of this Agreement, Consultant shall devote such amount of Consultant’s time as shall be required for Consultant to perform promptly, efficiently and professionally the duties assigned to Consultant by the Corporation hereunder. Consultant covenants and agrees that Consultant shall not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Corporation. Consultant shall not be required to render any written reports to the Corporation, unless, in his sole discretion, Consultant deems written reports to be necessary.

     2. Term of Engagement. The term of Consultant’s engagement hereunder (the “Term”) shall commence as of the date hereof and shall continue for a term of one year thereafter (unless prior to such date either the Corporation or Consultant shall provide written notice to the other of its desire to terminate such engagement as the result of material breach hereof by the other party to this Agreement). Notwithstanding the foregoing, the termination of Consultant’s engagement for any reason shall not terminate or in any way affect Consultant’s covenants and obligations set forth in Sections 5 through 11 hereof.

     3. Compensation. As and for compensation for the services to be rendered to or on behalf of the Corporation by Consultant hereunder, and subject to compliance by Consultant with all of Consultant’s representations, covenants and agreements set forth in this Agreement, the Corporation shall pay Consultant during the Term Thirty Thousand Dollars ($30,000) monthly on the last date each month on which the Corporation normally is scheduled to pay consultants. During the Term, the Corporation shall pay premiums so that Consultant shall continue to participate in the medical, dental and vision insurance plans that the Corporation provides to its then-current U.S. employees. During the Term hereof, the Corporation will provide to Consultant the services of Consultant’s former executive assistant, or similar support in the event that the former executive assistant leaves the employment of the Corporation.

     4. Expenses Incurred. During the Term, the Corporation shall pay or promptly reimburse Consultant for all reasonable travel, telephone and other business expenses paid or incurred by Consultant in connection with the performance of Consultant’s duties hereunder (which expenses must be pre-approved by the Corporation), upon presentation of expense statements, vouchers or other evidence of expenses.

     5. Treatment of Information.

          5.1 Consultant acknowledges that, in and as a result of Consultant’s engagement by the Corporation, Consultant shall or may be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to such matters as the Corporation’s trade secrets; business plans and strategies; acquisition plans, proposals and prospects; procedures; manuals; confidential reports and communications; and lists of and information relating to contacts and clients. Consultant further acknowledges that any information and materials received by the Corporation from third parties (including, without limitation, business partners, customers and prospective customers of the Corporation) in confidence (or subject to non-disclosure or similar covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 5. As a material inducement to the Corporation to engage (or to continue to engage) Consultant and to pay to Consultant compensation for such services to be rendered to the Corporation by Consultant (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Consultant covenants and agrees that Consultant shall not, except with the prior written consent of the Corporation, or except if Consultant is acting on behalf or as a consultant of the Corporation solely for the benefit of the Corporation in connection with the Corporation’s business and in accordance with the Corporation’s business practices and policies, at any time during or following the term of Consultant’s engagement by the Corporation, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any of such information which has been obtained by or disclosed to Consultant as a result of Consultant’s engagement by the Corporation, including any of the information referred to in Section 6 hereof.

          5.2 Disclosure of any such information of the Corporation shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Consultant shall first have given prompt notice to the Corporation of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) the Corporation shall have been afforded a reasonable opportunity to prevent or limit any such disclosure.

     6. Definition of Protected Information.

          6.1 For purposes of this Agreement, the term “Protected Information” shall mean all of the information referred to in Section 5 hereof and all of the materials and information of the Corporation (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Consultant receives, receives access to, conceives, creates or develops or has received, received access to, conceived, created or developed, in whole or in part, directly or indirectly, in connection with Consultant’s engagement by the Corporation or in the course of Consultant’s engagement by the Corporation (in any capacity whatsoever) or through the use of any of the Corporation’s facilities or resources.

          6.2 Failure to mark any of the Protected Information as confidential, proprietary or Protected Information shall not affect its status as part of the Protected Information under the terms of this Agreement.

          6.3 For purposes of this Agreement, the term “Protected Information” shall not include information which is or becomes publicly available without breach of (i) this Agreement, (ii) any other agreement or instrument to which the Corporation is a party or a beneficiary or (iii) any duty owed to the Corporation by Consultant or any third party; provided, however, that Consultant hereby acknowledges and agrees that, except as otherwise provided in Section 5 hereof, if Consultant shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Protected Information, Consultant shall bear the burden of proving that any such information shall have become publicly available without any such breach.

     7. Ownership of Information. Consultant covenants and agrees that all right, title and interest in any Protected Information shall be and shall remain the exclusive property of the Corporation. Consultant agrees immediately to disclose to the Corporation all Protected Information developed in whole or in part by Consultant during the term of Consultant’s engagement by the Corporation and to assign to the Corporation any right, title or interest Consultant may have in such Protected Information. Consultant agrees to execute any instruments and to do all other things reasonably requested by the Corporation (both during and after Consultant’s engagement by the Corporation) in order to vest more fully in the Corporation all ownership rights in those items hereby transferred by Consultant to the Corporation.

     8. Materials. All notes, data, tapes, reference items, sketches, drawings, memoranda, records and other materials in any way relating to any of the information referred to in Sections 5 and 6 hereof (including, without limitation, any Protected Information) or to the Corporation’s business shall belong exclusively to the Corporation and Consultant agrees to turn over to the Corporation all copies of such materials in Consultant’s possession or under Consultant’s control at the request of the Corporation or, in the absence of such a request, upon the termination of Consultant’s engagement with the Corporation.

     9. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

     10. No Prior Agreements. Consultant represents that Consultant’s performance of all the terms of this Agreement and any services to be rendered as a consultant to the Corporation do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Consultant in confidence, trust or otherwise prior to Consultant’s engagement by the Corporation) to which Consultant is a party or by the terms of which Consultant may be bound. Consultant covenants and agrees that Consultant shall not disclose to the Corporation, or induce the Corporation to use, any such proprietary information, knowledge or data belonging to any previous employer or client or others. Consultant further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

     11. Independent Contractor.

          11.1 Consultant shall at all times be an independent contractor hereunder, and not a co-venturer, agent, employee or representative of the Corporation, and no act, action or omission to act of Consultant shall in any way be binding upon or obligate the Corporation. Consultant shall serve only as a consultant and advisor to the Corporation and shall not have any authority in any other capacity, except as specifically stated herein. Consultant covenants and agrees that he shall not represent to any third party that he is an officer, agent or employee of the Corporation. No change in Consultant’s duties as a consultant of the Corporation shall result in, or be deemed to be, a modification of the terms of this Agreement.

          11.2 It is understood and agreed by the parties hereto that Consultant shall not be treated as an employee for Federal or state tax purposes. Consultant hereby represents and warrants to the Corporation that Consultant is an independent contractor for Federal, state and local tax purposes. Further, Consultant hereby covenants and agrees to pay any and all Federal, state and local taxes required by law to be paid by an independent contractor, including, without limitation, any taxes imposed by the Self Employment Contribution Act.

          11.3 The Corporation hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures, and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of services shall unduly interfere with Consultant’s other businesses and ventures. These undertakings of Consultant shall not permanently preempt Consultant’s availability during the Term.

     12. Burden and Benefit; the Corporation. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Consultant, and their respective heirs, personal and legal representatives, successors and assigns. As used in this Agreement, the term “the Corporation” shall also include any corporation or entity which is a parent, subsidiary or affiliate of the Corporation. Consultant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Corporation and any such other corporation or entity as to any Protected Information.

     13. Governing Law. In view of the fact that the principal office of the Corporation is located in the Commonwealth of Virginia, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the substantive laws of the Commonwealth of Virginia.

     14. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by courier service (with proof of service), facsimile transmission, hand delivery or certified or registered mail (return receipt requested, first-class postage prepaid), in the case of

Consultant, to Consultant’s address as shown on the Corporation’s records, and, in the case of the Corporation, to its principal office to the attention of General Counsel.

     15. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Corporation and Consultant with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or shall be deemed a valid waiver of such provision at any other time.

     16. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Corporation and Consultant have duly executed this Agreement as of the day and year set forth below.

Effective Date: October 3, 2004

CORPORATION:

webMethods, Inc.

/S/ DAVID MITCHELL

By: David Mitchell
Title: President and CEO

CONSULTANT:

/S/ PHILLIP MERRICK

Phillip Merrick